SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                        ------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report(date of earliest event reported):February 23, 2000



                      CHESAPEAKE CORPORATION
        (Exact Name of Registrant as Specified in Charter)



      Virginia                1-3203              54-0166880
      --------                ------              -----------
(State or Other            (Commission          (IRS Employer
Jurisdiction of            File Number)      Identification No.)
Incorporation)


             1021 East Cary Street, Richmond, VA 23219
             -----------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804)697-1000





                        Page 1 of 7 pages.
                 Exhibit Index Appears on Page 7.



               INFORMATION TO BE INCLUDED IN REPORT
Item 2: Acquisition or Disposition of Assets.

     On February 24, 2000, Chesapeake Corporation, a Virginia corporation ("Chesapeake"), completed its acquisition of substantially all of the outstanding capital shares of Boxmore International PLC ("Boxmore"), a European specialty packaging company headquartered in Belfast, Northern Ireland. The acquisition was effected through a tender offer by Chesapeake UK Acquisitions II plc ("Chesapeake UK II"), a wholly-owned subsidiary of Chesapeake, for all of the outstanding capital shares of Boxmore at a purchase price of (pound)2.65 per share. The tender offer, which was recommended by Boxmore's board of directors, represented a value of approximately US $313 million for Boxmore's outstanding share capital. Including assumed debt of approximately $64 million, the tender offer reflected a total enterprise value for Boxmore of approximately US $377 million.
The offer price was determined through arms-length negotiations between Chesapeake and Boxmore.

     The offer price for Boxmore's capital shares is payable in cash, provided that Boxmore's shareholders were offered the option to elect to receive unsecured loan notes to be issued by Chesapeake UK II and guaranteed by First Union National Bank, London
Branch, ("First Union, London"), with a nominal value of (pound)1 for every (pound)1 of cash consideration (the "Loan Notes"), instead of all or part of the cash consideration to which they would otherwise be entitled (subject to proration in the event the Loan Note alternative was oversubscribed). The aggregate principal amount of the Loan Notes issuable pursuant to the offer was capped at approximately (pound) 110 million in nominal value. The Loan
Notes will bear interest at a variable rate per annum equal to the LIBOR rate for six month sterling deposits less one-half of one percent, are redeemable in whole or part at the option of the holders on each biannual interest payment date commencing February 28, 2001, and, if not earlier redeemed, mature on February 28, 2005.

     As of February 10, 2000, Chesapeake UK II had received shareholder acceptances, irrevocable undertakings or acquired shares totaling 89% of the outstanding share capital of Boxmore and declared its offer wholly unconditional. As of February 24, 2000, Chesapeake UK II had received shareholder acceptances, irrevocable undertakings or acquired shares exceeding 90% of the outstanding share capital of Boxmore and, at that time, all of the shareholder acceptances and irrevocable undertakings were accepted for purchase. As soon as practicable, pursuant to applicable

                                -2-
provisions of United Kingdom law, Chesapeake UK II intends to acquire compulsorily all remaining outstanding Boxmore shares at the offer price, and to cancel Boxmore's listing on the London
Stock Exchange.

     Chesapeake estimates that, following the compulsory acquisition of all remaining outstanding Boxmore shares (for cash or Loan Notes), approximately $85 million of the aggregate purchase price will have been funded through the issuance of Loan
Notes, and the remaining $228 million will have been funded through available cash on hand.

     Boxmore is a manufacturer, distributor and seller of specialty folding carton and packaging products for: the pharmaceutical, healthcare and toiletries sectors; the food and beverage sector; and the agrochemical sector. The company operates 19 facilities in Ireland, the United Kingdom, France, Belgium, Germany, and, through joint ventures, in South Africa and China. Boxmore reported profits before tax of (pound) 13.6 million (U.S. $22 million), on revenue of (pound) 106.8 million (U.S. $173.0 million), for the year ended December 31, 1998. For the six months ending June 30, 1999, Boxmore reported unaudited profits before tax of (pound)7.5 million (U.S. $ 12.2 million) on revenue of (pound)60.4 million (U.S. $ 97.8 million). While Chesapeake will review Boxmore's businesses and their respective assets, structure, operations and property, Chesapeake has no present intention to use the plant, equipment or other physical property of Boxmore for purposes different from the purposes for which they were used prior to the acquisition.

     On February 23, 2000, Chesapeake terminated a commitment for a long-term senior secured credit facility (which it had obtained in connection with the anticipated acquisition of Boxmore and its efforts to acquire Shorewood Packaging Corporation), and entered into a six month $250 million senior credit facility with First Union National Bank, as lender and administrative agent for a syndicate of banks (the "Facility"), to satisfy short-term liquidity requirements. Borrowings under the Facility bear interest at a variable rate per annum, which is initially equal to LIBOR plus 2.0%, with a nominal facility fee to be paid on the unused amount. In addition, in consideration of First Union, London's guarantee of the Loan Notes, Chesapeake will pay an annual guarantee fee under the Facility equal to 2.0% of the outstanding principal balance of the Loan Notes. The Facility contains customary representations, warranties and covenants,

                                -3-
including debt and capital spending limits, a minimum net worth requirement and a $20 million annual limitation on dividend payments. The Facility is initially secured by a pledge of the capital stock of Chesapeake's principal UK subsidiaries, Field Group PLC and Boxmore. Chesapeake expects to enter into a replacement long-term credit facility prior to the expiration of the Facility.

     The foregoing summary of the Facility is qualified in all respects by reference to the terms of the Credit Agreement related thereto, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.



































                                -4-
Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

          a)   Financial Statements of Business Acquired.

             The Registrant has determined that it is impractical to file the required audited historical financial statements of Boxmore concurrently with this Form 8-
             K. The Registrant will file such audited historical financial statements by amendment as soon as practicable, but in any event not later than May 7, 2000.

          b)   Pro Forma Financial Information.

             The Registrant has determined that it is impracticable to file the required pro forma financial information concurrently with this Form 8-
             K. The Registrant will file such pro forma financial information by amendment as soon as practicable, but in any event not later than May 7, 2000.

          c)   Exhibits.

             4.1  Credit Agreement, dated as of February 23, 2000, among
                    Chesapeake, Chesapeake UK Acquisitions II PLC, Chesapeake UK Acquisitions PLC and Chesapeake UK Holdings Limited, as the Borrowers, Various Financial Institutions and Other Persons From Time to Time Parties Thereto, as the Lenders, and
                    First Union National Bank, as the Administrative Agent.

                    Pursuant to Rule 601(b)(2) of Regulation S-K, Chesapeake agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to the foregoing Exhibit.





                                -5-
                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHESAPEAKE CORPORATION
                                             (Registrant)




Date:    March 8, 2000              BY:  /s/ William T. Tolley
                                         ---------------------
                                             William T. Tolley
                                         Senior Vice President -
                                         Finance & Chief
                                         Financial Officer


























                                -6-
                           EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION

4.1 Credit Agreement, dated as of February 23, 2000, among Chesapeake, Chesapeake UK Acquisitions II PLC, Chesapeake UK Acquisitions PLC and Chesapeake UK Holdings Limited, as the Borrowers, Various Financial Institutions and Other Persons From Time to Time Parties Thereto, as the Lenders, and First Union National Bank, as the Administrative Agent.
































                                -7-